EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $1.00 per share, of Inland Steel Industries, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.



Dated:  July 29, 1998        OZ MANAGEMENT, L.L.C.


                             By:  /s/ Daniel S. Och
                             --------------------------------
                             Name:   Daniel S. Och
                             Title:  Managing Member



Dated:  July 29, 1998        OZ MASTER FUND, LTD.
                             By:  OZ MANAGEMENT, L.L.C.
                                  as Investment Manager


                             By:  /s/ Daniel S. Och
                             ----------------------------------
                             Name:  Daniel S. Och
                             Title:  Managing Member




Dated:  July 29, 1998        ZIFF ASSET MANAGEMENT, L.P.
                             By:  PBK Holdings, Inc.
                                  as General Partner



                             By:  /s/ Mark A. Beaudoin
                             -----------------------------------
                             Name:    Mark A. Beaudoin
                             Title:   Treasurer